As filed with the Securities and Exchange Commission on September 2, 2004

Registration Statement No. 333-98951

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HEALTHAXIS INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	23-2214195
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

5215 N. O’Connor Blvd.
800 Central Tower
Irving, Texas 75039
(972) 443-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James W. McLane
Chairman of the Board and Chief Executive Officer
5215 N. O’Connor Blvd.
800 Central Tower
Irving, Texas 75039
(972) 443-5000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John B. McKnight	J. Brent Webb
Locke Liddell & Sapp LLP	HealthAxis Inc.
2200 Ross Avenue, Suite 2200	5215 N. O’Connor Blvd., 800 Central Tower
Dallas, Texas 75201-6776	Irving, Texas 75039
(214) 740-8000	(972) 443-5000

DEREGISTRATION OF UNSOLD SECURITIES
SIGNATURES

DEREGISTRATION OF UNSOLD SECURITIES

     The undersigned Registrant hereby removes and withdraws from registration all shares of its Common Stock previously registered pursuant to this Registration Statement on Form S-3 (Registration No. 333-98951). Such shares remained unsold at the termination of the offering contemplated by such Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irving, Texas, on September 1, 2004.

HEALTHAXIS INC.
By:	/s/ James W. McLane
James W. McLane
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ James W. McLane	Chairman of the Board and	September 1, 2004
Chief Executive Officer
James W. McLane	(Principal Executive Officer)

/s/ John M. Carradine	President and Chief Financial	September 1, 2004
Officer
John M. Carradine	(Principal Financial and
Accounting Officer)

*	Director	September 1, 2004

Michael Ashker

/s/ James J. Byrne	Director	September 1, 2004

James J. Byrne

/s/ John W. Coyle	Director	September 1, 2004

John W. Coyle

/s/ Thomas L. Cunningham	Director	September 1, 2004

Thomas L. Cunningham

Signatures	Title	Date

*	Director	September 1, 2004

Adam J. Gutstein

/s/ Kevin F. Hickey	Director	September 1, 2004

Kevin F. Hickey

*By:	/s/ John M. Carradine

John M. Carradine
Attorney-in-Fact